UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2021 (September 27, 2021)

WE CONNECT TECH INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52879	39-2060052
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1st Floor, Block A, Axis Business Campus No. 13A & 13B, Jalan 225, Section 51A 46100 Petaling Jaya Selangor, Malaysia
(Address of principal executive offices)
+60 17 380 2755
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.001	WECT	NA

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01  Entry into a Material Definitive Agreement

On September 27, 2021, WeConnect Tech International, Inc. (the “Company”), certain sellers of shares of our common stock, including our sole executive officer and director Shiong Han Wee (collectively, the “Sellers”), and Moto America, Inc.(the “Buyer”) entered into a Sale and Purchase Agreement dated September 24, 2021, pursuant to which the Buyer agreed to purchase from the Sellers an aggregate of 436,482,690 shares of common stock of the Company (the “Common Shares”) and 10,000,000 shares of Series A Preferred Convertible Stock (the “Preferred Shares”). The Preferred Stock will be issued to Shiong Han Wee as payment in full of all amounts owed by the Company to Mr. Wee. The foregoing description of the Stock Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Agreement, which is incorporated herein by reference and attached hereto as Exhibit 10.1.

Item 9.01. Financial Statements and Exhibits.

(c). Exhibits.

Number	Exhibit

10.1	Stock Purchase Agreement, dated September 24, 2021, by and among WeConnect Tech International Inc, certain sellers and Moto America, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WeConnect Tech International, Inc.
Dated: September 28, 2021

	By:	/s/ Shiong Han Wee
Shiong Han Wee
Chief Executive Officer

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